Exhibit 99.2

ADAPTIVE MEDIA, INC.

INDEX TO FINANCIAL STATEMENTS

Page

BALANCE SHEET:
AS OF JUNE 30, 2013 (Unaudited)	2

STATEMENT OF OPERATIONS:
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND
FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO JUNE 30, 2012 (Unaudited)	3

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY:
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND
FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO JUNE 30, 2012 (Unaudited)	4

STATEMENT OF CASH FLOWS:
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND
FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO JUNE 30, 2012 (Unaudited)	5

NOTES TO THE FINANCIAL STATEMENTS (Unaudited)	6

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ADAPTIVE MEDIA, INC.
BALANCE SHEET
(Unaudited)

June 30, 2013
ASSETS
Current assets
Cash	$65,359
Accounts receivable, net	159,162
Other receivables	13,773
Total current assets	238,294

Equipment, net	1,573
Deposits	1,554

Total assets	$241,421

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$261,135
Advances from related party	7,500
Stock payable	12,500
Total current liabilities	281,135

Commitments and contingencies	-

Stockholders' deficit
Common stock, no par value, 10,000 shares authorized; 10,000 shares issued and outstanding	20,000
Accumulated deficit	(59,714)
Total stockholders' deficit	(39,714)

Total liabilities and stockholders' deficit	$241,421

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months	For the period
	ended	May 14, 2012 (inception) to
	June 30, 2013	June 30, 2012

Revenue	$613,347	$-

Cost of goods sold	469,280	-

Gross profit	144,067	-

Operating expenses
General and administrative expenses	190,793	74
Total operating expenses	190,793	74

Net loss	$(46,726)	$(74)

Loss per common shares - basic and diluted	$(4.67)	$(0.01)

Weighted average common shares outstanding - basic and diluted	10,000	10,000

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(Unaudited)

	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity (Deficit)

Balance, December 31, 2012	10,000	$20,000	$(12,988)	$7,012

Net loss	-	-	(46,726)	(46,726)

Balance, June 30, 2013	10,000	$20,000	$(59,714)	$(39,714)

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the six months	For the period
	ended	May 14, 2012 (inception) to
	June 30, 2013	June 30, 2012

Cash flows from operating activities:
Net loss	$(46,726)	$(74)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(56,637)	-
Other receivables	(13,773)	-
Accounts payable	145,511	-
Net cash provided by operating activities	28,375	(74)

Cash flows from investing activities:
Purchase of equipment	(1,573)	-
Deposit paid	(1,554)	-
Net cash used in investing activities	(3,127)	-

Cash flows from financing activities:
Stock issued for cash	-	20,000
Stock payable	12,500	-
Net cash provided by financing activities	12,500	20,000

Net change in cash	37,748	19,926

Cash, beginning of period	27,611	-

Cash, end of period	$65,359	$19,926

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2013

(Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANTACCOUNTING POLICIES AND BASIS OF PRESENTATION

Nature of Business

Adaptive Media, Inc. (the “Company”) was incorporated under the laws of the State of Oregon on May 14, 2012.

Adaptive Media is a multi-channel audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. The Company serves as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. Adaptive Media's multi-channel ad delivery and content platform delivers relevant and timely-placed advertising that meets the needs of its publishers' audiences without interrupting their users' experiences.

The Company is an exclusive Supply-Side Platform (“SSP”) for publishers and content developers which work with publishers to syndicate their video content across multiple platforms and channels and monetize their ad placements through online, mobile and video demand. The Company’s video content library includes 25,000 plus videos which are bundled in its video player with advertisements to provide publishers with revenue stream. The video content is developed with high production values and syndicated on television affiliates. The Company’s monthly reach across our clients’ sites is 20+ million unique users and growing in the fashion, entertainment and retail verticals.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the respective periods presented.  The results of operations for an interim period are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole. The accompanying unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto in Exhibit 99.1 to the accompanying Form 8-K for the fiscal year ended December 31, 2012 as filed with the SEC.

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representation of management. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

Allowance for Doubtful Accounts

The Company extends credit to customers and other parties in the normal course of business. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers' ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. When the Company determines that a customer may not be able to make required payments, the Company increases the allowance through a charge to income in the period in which that determination is made. As of June 30, 2013, the Company had an allowance for doubtful accounts of $0.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

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Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

The Company recognizes revenue when four basic criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction. When a right of return exists, the Company defers revenues until the right of return expires. The Company recognizes revenue from services at the time the services are completed.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Uncertain Tax Positions

The Company evaluates tax positions in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company classifies gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Subsequent Events

The Company has evaluated all transactions from June 30, 2013 through the financial statement issuance date for subsequent event disclosure consideration.

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

NOTE 2. GOING CONCERN

As of June 30, 2013, the Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As of and for the six month period ended June 30, 2013, the Company reported net loss of $46,726 and has $65,359 cash in the bank.

In response to these factors, management intends to take on the following actions:

•	Seek additional funding from private placement and public offerings and
•	Increase revenues from its Supply-Side Platform through aggressive expansion of business development partnerships and sales efforts

NOTE 3. COMMITMENTS & CONTINGENCIES

As of June 30, 2013, the Company maintains office space in Mission Viejo, California with the Company’s majority shareholder.  For the six months ended June 30, 2013, rent expense was $7,481.

NOTE 4.  STOCKHOLDERS’ EQUITY

As of June 30, 2013, the authorized common stock of the Company consists of 10,000 shares of common stock with no par value. During the six months ended June 30, 2013, $12,500 was received for common stock. As of June 30, 2013, the shares had not been issued and the cash received was recorded as a stock payable.

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NOTE 5. RELATED PARTY TRANSACTIONS

As of June 30, 2013, the Company had $7,500 due to a related party for advances received to pay operating expenses.

NOTE 6. SUBSEQUENT EVENTS

On July 1, 2013, Mimvi, Inc. entered into an Agreement and Plan of Merger whereby it’s wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into Adaptive Media, Inc., an Oregon corporation. On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi, constituting approximately 29.9% of the outstanding stock of Mimvi. Mimvi shareholders retained 70.1% of the Company. Specifically, each Adaptive Media share was converted into the right to receive 3,350 shares of Mimvi Common Stock. In addition, Mimvi entered into a Put Agreement with the Adaptive Media shareholders granting them the right to require Mimvi to purchase from them up to their pro rata portion of 5,500,000 shares at $0.0909 per share, subject to certain limitations. The merger caused Adaptive Media to become a wholly owned subsidiary of Mimvi.

On August 30, 2013, the Company received 503,089 common shares of Ember, Inc. as payment for services and settlement of advances totaling $13,773 made to Ember, Inc. during the six months ended June 30, 2013.

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